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Exhibit 5.2

14 July 2003
Prudential plc,	Your reference
Laurence Pountney Hill,
London,	Our reference
EC4R 0HH	DTF/JZZA Direct line 020 7090 3247

Dear Sirs,

Prudential plc (the "Company")
Senior Debt Securities ("Senior Debt Securities") and
Subordinated Debt Securities ("Subordinated Debt Securities")
(together the "Debt Securities") to be issued under the U.S.$2,000,000,000
U.S. Registered Shelf Facility (the "Facility")

        We have acted as English solicitors to the Company. This opinion as to English law as at today's date is addressed to you in connection with the proposed issues of Debt Securities by the Company. Senior Debt Securities will be issued under the Senior Indenture and Subordinated Debt Securities will be issued under the Subordinated Indenture, in each case as supplemented from time to time.

        This opinion is delivered to you in connection with a registration statement on Form F-3, as filed on 14 July, 2003 with the United States Securities and Exchange Commission (the "Commission") by the Company under the United States Securities Act of 1933, as amended (the "Securities Act") and which relates to the offer and sale of the Debt Securities.

        For the purposes of this opinion, we have examined copies of the following documents:

  (a)
  the Subordinated Indenture to be executed by the Company as issuer and Citibank, N.A. as trustee, in the form filed as an exhibit to the Registration Statement (as defined below) (the "Subordinated Indenture");

  (b)
  the Senior Indenture to be executed by the Company as issuer and Wilmington Trust Company as trustee, in the form filed as an exhibit to the Registration Statement (as defined below) (the "Senior Indenture"),

    (the Indentures described in (a) and (b) above, as supplemented from time to time, are referred to in this opinion letter as the "Indentures");

  (c)
  the Registration Statement on Form F-3, as filed with the Commission on 14 July, 2003 (including the Prospectus (the "Prospectus") forming part of that Registration Statement) under the Securities Act, relating to the Debt Securities of the Company (the "Registration Statement"); and

  (d)
  a certificate dated 14 July, 2003 of the Company Secretary (the "Secretary's Certificate") having annexed thereto:

  (i)
  a copy of the Memorandum and Articles of Association of the Company certified by the Company Secretary as a true, complete and up to date copy;

  (ii)
  a copy of the draft minutes of a meeting of the Board of Directors of the Company held on 8 May, 2003 certified by the Company Secretary as a true, complete and up to date copy; and

  (iii)
  a copy of the minutes of a meeting of the committee of the Board of Directors of the Company dated 9 July, 2003 certified by the Company Secretary as a true, complete and up to date copy.

        Expressions defined in the Indentures shall have the same meanings when used in this opinion.

        We have not made any investigation of, and do not express any opinion on, the laws of any jurisdiction other than England and neither express nor imply any opinion as to any other laws and in particular the laws of the State of New York and of the United States of America.

        We have assumed:-

  (i)
  the accuracy and completeness of all statements made in the Secretary's Certificate (a copy of which is annexed to this opinion) and the documents referred to therein and that such certificate and statements remain true, accurate and complete as at the date of this opinion and as at each date on which Debt Securities are issued;

  (ii)
  that the meetings of the Board of Directors held on 8 May, 2003 and of the Committee of the Board of Directors held on 9 July, 2003, were duly convened and held and that the draft minutes of the Board meeting and the minutes of the Committee meeting are a true record of the proceedings at such meetings and that the authorisations given and resolutions passed at such meetings are in full force and effect and have not been and will not be amended, revoked or superseded;

  (iii)
  the capacity, power and authority of each of the parties (other than the Company) to execute, deliver and perform the terms of the Indentures;

  (iv)
  the due execution and delivery by the parties thereto of the Indentures and that the Indentures have not been amended, restated or supplemented since the date of their execution and delivery;

  (v)
  the conformity to original documents of all copy, proof and draft documents examined by us and that the copy of the Memorandum and Articles of Association of the Company examined by us (which was attached to the Secretary's Certificate referred to above) is complete and up-to-date and would, as at today's date, comply with Section 380 of the Companies Act 1985;

  (vi)
  that the Debt Securities will upon issue be duly executed, delivered and authenticated in accordance with the provisions of the Indentures;

  (vii)
  that there are no provisions of the laws of any jurisdiction outside England which would be contravened by such execution or delivery and that, insofar as any obligation under the Indentures or the Debt Securities falls to be performed in, or is otherwise subject to, any jurisdiction other than England, its performance will not be illegal by virtue of the laws of that jurisdiction;

  (viii)
  that the aggregate initial offering price of all Debt Securities issued will not exceed the amount to be registered as set forth in the Registration Statement or its equivalent (calculated, where applicable, as described in the relevant Indenture) in other currencies and that each Debt Security will be in the form set out in the relevant Indenture;

  (ix)
  that the terms and conditions applicable to the relevant Debt Securities will not be inconsistent with the terms and conditions of the relevant Indenture and will not be inconsistent with the Prospectus as supplemented by any applicable prospectus supplement;

  (x)
  that the information disclosed by our searches on 14 July, 2003 of the Companies House database (CH Direct) and by telephone of the Central Registry of Winding-up Petitions on 14 July, 2003, in relation to the Company, was then complete, up to date and accurate and has not since then been altered or added to and the Company has not made any proposal for a voluntary arrangement under Part I of the Insolvency Act 1986, no petition has been presented for the winding-up, dissolution or administration of the Company and no administrator, receiver or similar officer has been appointed in respect of the Company or any of its property;

  (xi)
  that none of the parties to the Indentures and Registration Statement has taken or will take any action in relation to the Debt Securities (a) which constitutes carrying on, or purporting to carry on, a regulated activity in the United Kingdom in contravention of Section 19 of the Financial Services and Markets Act 2000 (the "FSMA") (within the meaning of the FSMA) or (b) in consequence of anything said or done by a person in the course of carrying on a regulated activity (within the meaning of the FSMA) in the United Kingdom in contravention of that Section;

  (xii)
  that no amendment has been, or will be, made to either of the Indentures or to the Registration Statement;

  (xiii)
  that (except so far as permitted by Section 21 of the FSMA or applicable regulations or rules made under the FSMA) no agreement to engage in investment activity (within the meaning of Section 21(8) of the FSMA) in connection with any of the Debt Securities has been or will be entered into in consequence of an unlawful communication (within the meaning of section 30 of the FSMA);

  (xiv)
  that any party to the Indentures which is subject to the supervision of any regulatory authority in the United Kingdom has complied and will comply with all the requirements of such regulatory authority in connection with the issue, offer and sale of the Debt Securities; and

  (xv)
  that the Indentures, when executed and delivered, will constitute, and the Debt Securities, when executed, authenticated and delivered (as appropriate) in accordance with the Indentures, will constitute, valid and binding obligations of the parties thereto under the laws of the State of New York (by which they are expressed to be governed and have the same meaning and effect as they would have if they were governed by English law).

        Based on and subject to the foregoing and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the following opinion:

  1.
  The Company is duly incorporated and existing under the laws of England.

  2.
  The Company has the corporate power to enter into and to perform its obligations under the Indentures.

  3.
  The execution and delivery of the Indentures by the Company have been duly authorised by all necessary corporate action on the part of the Company.

  4.
  The Indentures have been duly authorised by the Company and the English courts will treat the validity and binding nature of the obligations therein as being governed by the laws of the State of New York (except for the provisions set out in Section 2.01 and Section 13.01 of the Subordinated Indenture).

  5.
  The issue of the Debt Securities from time to time has been duly authorised by the Company, and when duly authenticated in accordance with the terms of the Indentures and when issued, the English courts will treat the validity and binding nature of the obligations therein as being governed by the laws of the State of New York.

  6.
  The statements in the Prospectus under the headings "Description of the Securities" (under the sub-headings "Status of the Senior Debt Securities" and "Status of the Subordinated Debt Securities"), insofar as such statements constitute a general summary of current English law, fairly summarise the matters referred to therein.

        Our reservations are as follows:-

  (i)
  We express no opinion on European Union law as it affects any jurisdiction other than England.

  (ii)
  Undertakings and indemnities contained in the Indentures may not be enforceable before an English court insofar as they purport to require payment or reimbursement of the costs of any unsuccessful litigation brought before an English court.

  (iii)
  We express no opinion as to whether specific performance or injunctive relief, being equitable remedies, would be available in respect of any obligations of the Company.

  (iv)
  The obligations of the Company under the Indentures and the Debt Securities will be subject to any laws from time to time in effect relating to bankruptcy, insolvency, liquidation or administration or any other laws or legal procedures affecting generally the enforcement of creditors' rights.

  (v)
  Except as specifically provided in paragraph 6 above, we have not been responsible for investigating or verifying the accuracy of the facts, including statements of law, or the reasonableness of any statements of opinion contained in the Registration Statement and/or the Prospectus (including any amendments or supplements thereto, including the Prospectus Supplement), or whether any material facts have been omitted from any of them.

        This opinion is to be construed in accordance with English law and is addressed to you solely for your benefit in connection with the issue, from time to time, of the Debt Securities. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent, except that it may be disclosed to the Financial Services Authority.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the paragraphs under the headings "Limitations on Enforcement of U.S. Laws Against Our Management and Others" and "Legal Opinions" in the Prospectus that forms part of the Registration Statement without admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement or Prospectus, including this exhibit.

                      Yours faithfully,

                      /s/ Slaughter and May

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  Exhibit 5.2